UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2023
PRA Group, Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware		000-50058	75-3078675
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard
Norfolk,	Virginia		23502
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	(888)	772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRAA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 8, 2023, the Board of Directors (the "Board") of PRA Group, Inc (the "Company") voted to re-elect Geir Olsen as a director, effective June 15, 2023 with a term expiring at the Company's 2024 Annual Meeting of Stockholders.

Mr. Olsen has no family relationships with any of the Company's executive officers or directors. There are no arrangements or understandings between Mr. Olsen and any other person pursuant to which he was appointed as a director, nor have there been any transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which he had or has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

On June 13, 2023, the Company issued a press release regarding Mr. Olsen's election to the Board. A copy of the Company's press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) and (b) The Company held its Annual Meeting of Stockholders on June 13, 2023, during which the Company’s stockholders voted as follows on the matters set forth below:

1.Election of Directors. The Company’s stockholders elected the following nominees to serve as directors until the 2024 Annual Meeting or until their successors are duly elected and qualified based upon the following votes:

	For	Against	Abstain	Broker Non-Vote
Vikram A. Atal	35,239,989	693,036	12,962	682,682
Danielle M. Brown	34,835,700	1,100,084	10,204	682,681
Marjorie M. Connelly	35,765,990	169,794	10,204	682,681
John H. Fain	34,129,619	1,801,645	14,723	682,682
Steven D. Fredrickson	33,621,591	2,312,393	12,003	682,682
James A. Nussle	34,005,881	1,929,602	10,504	682,682
Brett L. Paschke	34,901,192	1,034,291	10,504	682,682
Scott M. Tabakin	33,844,280	2,091,203	10,504	682,682
Peggy P. Turner	35,677,018	258,766	10,204	682,681
Lance L. Weaver	35,679,347	256,037	10,604	682,681

2.Ratification of the Appointment of Ernst & Young LLP. The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, based upon the following votes:

For	Against	Abstain
36,595,879	25,832	6,958

3.Advisory Vote on Named Executive Officer Compensation. The Company’s stockholders approved the advisory vote on the compensation of the Company’s named executive officers ("Say-on-Pay") based upon the following votes:

For	Against	Abstain	Broker Non-Vote
33,571,580	2,194,453	179,954	682,682

4.Advisory Vote on Frequency of Advisory Votes on Future Executive Compensation. The Company’s stockholders approved, on an advisory basis, to hold future shareholder votes to approve the compensation of the Company's named executive officers every year. The following sets forth the results of voting with respect to this proposal:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
33,477,910	6,389	2,431,684	30,004	682,682

Based upon the results set forth above, and consistent with the Board's recommendation, the Company will hold annual Say-on-Pay votes until the next required advisory vote on frequency of such votes.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
	99.1	Press release dated June 13, 2023.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: June 14, 2023	By:	/s/ Peter M. Graham
Peter M. Graham
Executive Vice President and Chief Financial Officer